AMENDMENT TO
AMENDED AND RESTATED DISTRIBUTION AGREEMENT

        This Amendment to the Amended and Restated Distribution Agreement (this “Amendment”), dated February 22, 2011, is made and entered into by and among Luther King Capital Management Corporation, a Delaware corporation (“Adviser”), LKCM Funds, a Delaware business trust (“Trust”), and Quasar Distributors, LLC (“Quasar”).

WHEREAS, the Adviser, the Trust and Quasar are parties to that certain Amended and Restated Distribution Agreement, dated February 27, 2007 (the “Agreement”); and

WHEREAS, the Board of Trustees of the Trust has approved the establishment of the LKCM Small-Mid Cap Equity Fund (the “Fund”), a new series of the Trust; and

WHEREAS, the parties desire to amend the Agreement to extend the terms and provisions thereof to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit A of the Agreement shall be replaced in its entirety by Exhibit A attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	QUASAR DISTRIBUTORS, LLC

By: /s/ Jacob D. Smith	By: /s/ James Schoenike

Name: Jacob D. Smith	Name: James Schoenike

Title: Chief Financial Officer / Chief Compliance Officer	Title: President

LUTHER KING CAPITAL MANAGEMENT CORPORATION

By: /s/ Jacob D. Smith

Name: Jacob D. Smith

Title: Chief Financial Officer / Chief Compliance Officer

EXHIBIT A

Separate Series of LKCM Funds

Name of SeriesDate Added

LKCM Small Cap Equity Fund (Institutional Class) May 1, 2002
LKCM Small Cap Equity Fund (Adviser Class) May 1, 2003
LKCM Equity Fund (Institutional Class) May 1, 2002
LKCM Equity Fund (Adviser Class) May 1, 2003
LKCM Balanced Fund May 1, 2002
LKCM Fixed Income Fund May 1, 2002
LKCM International Fund May 1, 2002
LKCM Aquinas Growth Fund July 11, 2005
LKCM Aquinas Value Fund July 11, 2005
LKCM Aquinas Small Cap Fund July 11, 2005
LKCM Small-Mid Cap Equity Fund (Institutional Class) February 22, 2011
LKCM Small-Mid Cap Equity Fund (Adviser Class) February 22, 2011